Exhibit 99.1

FOR IMMEDIATE RELEASE

Kaiser Aluminum Announces Quarterly Dividend Payment and
$100 Million Increase in Share Repurchase Authorization

FOOTHILL RANCH, Calif. -April 16, 2015 - Kaiser Aluminum Corporation (NASDAQ:KALU) today announced that its Board of Directors has declared a quarterly cash dividend of $0.40 per share on the Company’s outstanding common stock. The dividend will be payable on May 15, 2015 to shareholders of record as of the close of business on April 27, 2015.

In addition, the Board of Directors has also authorized an additional $100 million for share repurchases. Including the amount available under the previous authorization, as of April 15, 2015 the total available for future share repurchases under the program was $137 million.

“The 14% increase in our quarterly dividend, as announced earlier this year, along with the $100 million increase in our share repurchase authorization underscores our confidence in the outlook for our business,” said Jack A. Hockema, President, CEO and Chairman. “We are very well positioned for continued long-term growth and shareholder value creation, facilitated by strong secular growth trends for automotive and aerospace applications, and improving demand for general industrial applications. In addition, our continued focus on enhancing manufacturing efficiencies will further drive earnings growth in the years ahead. With strong operating cash flow and further growth potential from our existing platform, we will continue to emphasize returning cash to shareholders through quarterly dividends and share repurchases while maintaining financial strength and flexibility to pursue organic and inorganic value-creating opportunities,” stated Mr. Hockema.

Company Description
Kaiser Aluminum Corporation, headquartered in Foothill Ranch, Calif., is a leading producer of semi-fabricated specialty aluminum products, serving customers worldwide with highly-engineered solutions for aerospace and high-strength, general engineering, and custom automotive and industrial applications. The Company’s North American facilities produce value-added sheet, plate, extrusions, rod, bar, tube and wire products, adhering to traditions of quality, innovation and service that have been key components of its culture since the Company was founded in 1946. The Company’s stock is included in the Russell 2000® index and the S&P Small Cap 600® index.

Available Information
For more information, please visit the Company’s web site at www.kaiseraluminum.com. The website includes a section for investor relations under which the Company provides notifications of news or announcements regarding its financial performance, including Securities and Exchange Commission (SEC) filings, investor events, and earnings and other press releases. In addition, all Company filings submitted to the SEC are available through a link to the section of the SEC’s web site at www.sec.gov which includes: Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statements for the Company’s annual stockholders’ meetings and other information statements as filed with the SEC. In addition, the Company provides a webcast of its quarterly earnings calls and certain events in which management participates or hosts with members of the investment community.

###

This press release contains statements based on management’s current expectations, estimates and projections that constitute “forward-looking statements” within the meaning of the Private Securities
Litigation Reform Act of 1995 involving known and unknown risks and uncertainties that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied. These factors include: (a) the continuation of strong secular growth trends for automotive and aerospace applications and the continuation of improving demand for general industrial applications, (b) the Company’s ability to capitalize on secular demand growth and improving demand noted above, (c) the Company’s ability to identify and execute strategies to enhance manufacturing efficiencies that drive earnings growth, (d) the Company’s ability to maintain the strong operating cash flow and further growth from the Company’s existing platform necessary to continue to emphasize returning cash to shareholders through quarterly dividends and share repurchases while maintaining the financial strength and maintain the flexibility to pursue other organic and inorganic value-creating opportunities, (e) the Company’s ability to identify and achieve organic and inorganic value-creating opportunities, (f) changes in economic or aluminum industry business conditions generally, including supply, demand and credit conditions and conditions in the markets served by the Company, including aerospace, defense, general engineering, automotive, distribution and other markets; (g) the ability of the Company to maintain sustainable performance improvement; (h) the impact of the Company's future earnings, cash flows, financial condition, capital requirements and other factors on its financial strength, flexibility, ability to pay or increase future dividends and share repurchases and any decision by the Company's board of directors in that regard; and (i) other risk factors summarized in the Company’s reports filed with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2014. All information in this release is as of the date of the release. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Investor Relations Contact:
Melinda C. Ellsworth
Kaiser Aluminum Corporation
(949) 614-1757

Public Relations Contact:
Dave Quast
FTI Consulting
(213) 452-6348